Gehl Company	Tel: 262/334-9461
143 Water Street	Fax: 262/334-6603
P.O. Box 179	http://www.gehl.com
West Bend, WI 53095-0179
USA

Contact:
Thomas M. Rettler
Chief Financial Officer
262-334-6632

News Release

GEHL COMPANY REPORTS RECORD ANNUAL SALES; SALES
INCREASE OF 48% FOR THE YEAR;
EARNINGS INCREASE OVER 400%

        WEST BEND, WI, February 28, 2004 – Gehl Company (NASDAQ NM: GEHL), a worldwide manufacturer and distributor of compact construction and agricultural equipment, today reported record annual net sales of $361.6 million for the year ended December 31, 2004, an increase of $117.2 million, or 48%, from 2003 net sales of $244.4 million. Net income for the year ended December 31, 2004 was $13.4 million, or $2.20 per share, compared to net income of $2.6 million, or $.49 per share, in 2003. Included in the Company’s 2003 earnings was an after tax charge of $2.7 million, or $.50 per share, related to the closure of two manufacturing facilities. This charge was offset by a favorable tax adjustment of $.4 million, or $.07 per share, related to the finalization of prior year tax returns.

        Higher sales and earnings for the year were the result of the overall economic expansion and generally improving conditions in the construction and agricultural markets, coupled with the successful introduction of several new products, including the new Gehl 40 series skid loaders. Housing starts up nearly 6%, interest rates at historically low levels and higher milk prices stimulated demand for the Company’s compact construction and agricultural equipment. Construction equipment and agricultural equipment net sales were up 56% and 34%, respectively, in 2004.

        For the quarter ended December 31, 2004, Gehl reported record fourth quarter net sales of $93.9 million, compared to $56.9 million in the fourth quarter of 2003, an increase of $37 million, or 65%. Net income was $2.9 million, or $.43 per share, for the quarter ended December 31, 2004 compared to net income of $.8 million, or $.14 per share, in the fourth quarter of 2003. The 2003 fourth quarter net income included an after-tax charge of $55,000, or $.01 per share, related to plant closings and a favorable tax adjustment related to the finalization of prior year tax returns of $.4 million, or $.07 per share.

(M O R E)

Gehl Company
Gehl Company Reports Record Annual Sales;
Sales Increase 48% for the Year; Earnings Increase over 400%
February 28, 2005

        “I am very pleased with our progress in 2004,” said William D. Gehl, Chairman and CEO. “As a result of successfully executing our strategies, our performance has improved throughout every facet of our business. We have tightly managed our cost structure, introduced new products, improved manufacturing production flow and expanded our strategic partnerships.”

Full Year Outlook

        Demand, in general, for compact construction equipment in the North American market during 2005 is expected to increase 6% to 9% over 2004 levels, while demand for agricultural implements in the North American market is expected to be flat to up 5% compared to 2004.

        Based on the current market outlook, the Company’s 2005 net sales are expected to increase 10% to 12% over 2004 levels. Operating margins are expected to improve as the result of continued initiatives to manage costs and improve efficiencies throughout the organization, and higher production levels at our manufacturing facilities.

        Provided general economic conditions continue to be favorable, steel prices stabilize, and the availability of product from the Company’s suppliers is sufficient to meet demand, the Company expects to earn in the range of $2.45 to $2.55 per share in 2005.

        Earnings per share listed in this news release are on a fully diluted basis.

Gehl Company
Gehl Company Reports Record Annual Sales;
Sales Increase 48% for the Year; Earnings Increase over 400%
February 28, 2005

Forward Looking Statements

        Certain statements included in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including the statements in the section entitled “Full Year Outlook,” are forward-looking statements. When used in this press release, words such as the Company “believes,” “anticipates,” “expects”, “estimates” or “projects” or words of similar meaning are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, that could cause actual results to differ materially from those anticipated as of the date of this press release. Factors that could cause such a variance include, but are not limited to, any interruption in the continued general economic recovery, unanticipated changes in capital market conditions, the Company’s ability to implement successfully its strategic initiatives, market acceptance of newly introduced products, unexpected issues related to the pricing and availability of raw materials (including steel) and component parts, unanticipated difficulties in securing product from third party manufacturing sources, the ability of the Company to increase its prices to reflect higher prices for raw materials and component parts, the cyclical nature of the Company’s business, the Company’s and its customers’ access to credit, competitive pricing, product initiatives and other actions taken by competitors, disruptions in production capacity, excess inventory levels, the effect of changes in laws and regulations (including government subsidies and international trade regulations), technological difficulties, changes in currency exchange rates or interest rates, the Company’s ability to secure sources of liquidity necessary to fund its operations, changes in environmental laws, the impact of any strategic transactions effected by the Company, and employee and labor relations. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are only made as of the date of this release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. In addition, the Company’s expectations for fiscal year 2005 are based in part on certain assumptions made by the Company, including those relating to commodities prices, which are strongly affected by weather and other factors and can fluctuate significantly, housing starts and other construction activities, which are sensitive to, among other things, interest rates and government spending, and the performance of the U.S. economy generally. The accuracy of these or other assumptions could have a material effect on the Company’s ability to achieve its expectations.

Gehl Company
Gehl Company Reports Record Annual Sales;
Sales Increase 48% for the Year; Earnings Increase over 400%
February 28, 2005

About Gehl Company

        Gehl Company (Nasdaq NM: GEHL) is a manufacturer of compact equipment used worldwide in construction and agricultural markets. Founded in 1859, the Company is headquartered in West Bend, WI, with manufacturing facilities in West Bend, WI; and Madison and Yankton, SD. The Company markets its products under the Gehl ® and Mustang ® brand names. Mustang product information is available on the Mustang Manufacturing website (www.mustangmfg.com). CE Attachments, Inc. information is available at (www.ceattach.com). Gehl Company information is available at (www.gehl.com) or contact: Gehl Company, 143 Water Street, West Bend, WI 53095 (telephone: 262-334-9461).

(TABLES TO FOLLOW)

Gehl Company
Gehl Company Reports Record Annual Sales;
Sales Increase 48% for the Year; Earnings Increase over 400%
February 28, 2005

GEHL COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited and in thousands, except per share data)

	For the Fourth Quarter Ended		For the Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003
NET SALES	$93,942	$56,853	$361,598	$244,400
Cost of goods sold	76,602	45,280	289,910	192,979

GROSS PROFIT	17,340	11,573	71,688	51,421
Selling, general
and administrative expenses	13,256	10,264	50,980	42,455
Asset impairment and other restructuring costs	--	83	--	4,080

Total operating expenses	13,256	10,347	50,980	46,535

INCOME FROM OPERATIONS	4,084	1,226	20,708	4,886
Interest expense	(962)	(857)	(2,838)	(3,648)
Interest income	894	336	2,312	1,785
Other income (expense), net	353	(131)	(197)	331

INCOME BEFORE INCOME TAXES	4,369	574	19,985	3,354
Provision (benefit) for income taxes	1,442	(210)	6,598	724

NET INCOME	$2,927	$784	$13,387	$2,630

NET INCOME PER SHARE

Diluted	$0.43	$0.14	$2.20	$0.49
Weighted average number of common
shares and common stock equivalents	6,806	5,422	6,089	5,379

Basic	$0.45	$0.15	$2.27	$0.49
Weighted average number of common
shares	6,569	5,320	5,894	5,338

Gehl Company
Gehl Company Reports Record Annual Sales;
Sales Increase 48% for the Year; Earnings Increase over 400%
February 28, 2005

GEHL COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	December 31, 2004	December 31, 2003
ASSETS
Cash	$5,262	$3,688
Accounts receivable - net	123,514	92,474
Finance contracts receivable - net	73,343	2,546
Inventories	38,925	31,598
Deferred income taxes	8,104	7,128
Prepaid expenses and other current assets	2,859	4,503

Total current assets	252,007	141,937
Property, plant and equipment - net	34,072	35,316
Goodwill	11,748	11,748
Other assets	10,373	5,067

Total assets	$308,200	$194,068

LIABILITIES AND SHAREHOLDERS' EQUITY
Total current liabilities	$89,159	$58,603
Long-term debt obligations	69,467	26,538
Other long-term liabilities	11,866	9,185
Deferred income taxes	1,247	1,742
Total shareholders' equity	136,461	98,000

Total liabilities and shareholders' equity	$308,200	$194,068

Gehl Company
Gehl Company Reports Record Annual Sales;
Sales Increase 48% for the Year; Earnings Increase over 400%
February 28, 2005

GEHL COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	For the Year Ended
	December 31, 2004	December 31, 2003
CASH FLOW FROM OPERATING ACTIVITIES:
Net income	$13,387	$2,630
Adjustments to reconcile net income to net cash
(used for) provided by operating activities:
Depreciation and amortization	4,664	4,923
Gain on sale of property, plant and equipment	(119)	--
Asset impairment (non-cash)	--	3,599
Cost of sales of finance contracts	260	(104)
Deferred income taxes	(1,145)	1,657
Tax benefit related to exercise of stock options	636	44
Proceeds from the sales of finance contracts	65,464	121,783
Increase in finance contracts receivable	(138,027)	(119,172)
Net change in remaining working capital items	(28,286)	15,769

Net cash (used for) provided by operating activities	(83,166)	31,129

CASH FLOW FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(3,669)	(3,034)
Proceeds from the sale of property, plant and equipment	2,330	4,403
Other	(290)	(47)

Net cash (used for) provided by investing activities	(1,629)	1,322

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from (repayments of) revolving credit loans	42,705	(21,037)
Proceeds from (repayments of) other borrowings - net	20,414	(9,556)
Proceeds from issuance of common stock	23,250	316
Treasury stock purchases	--	(729)

Net cash provided by (used for) financing activities	86,369	(31,006)

Net increase in cash	1,574	1,445
Cash, beginning of period	3,688	2,243

Cash, end of period	$5,262	$3,688